EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 14, 2023, relating to our audit of the consolidated financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K of ESSA Bancorp, Inc. and subsidiary for the year ended September 30, 2023.

/s/ S.R. Snodgrass P.C.

King of Prussia, Pennsylvania
June 18, 2024